Exhibit 99.1

Access National Earnings Driven by 82% Increase In Loans

    RESTON, Va.--(BUSINESS WIRE)--Oct. 30, 2004--Access National Corporation (NASDAQ: ANCX) reported its operating results today for the quarter ended September 30, 2004.
    Net income increased 4.3% for the third quarter of 2004 to $1.048 million from $1.005 million in 2003. This performance reflects a large improvement in the core bank performance as the prior year reflected a tremendously successful mortgage market. Growth in the core bank and the associated earnings stream was driven by an 82% increase in the portfolio of Loans Held for Investment.
    In order to support growth, the company issued 473 thousand shares of additional stock in the late second quarter of 2004. As a result of the increase in shares outstanding, primary earnings per share decreased 7% in the third quarter of 2004 to $0.27 compared to $0.29 for the same period of 2003.
    Net interest income increased 17.4% to $2.94 million for the third quarter of 2004, up from $2.5 million in 2003. Non-interest income declined 14% percent in 2004 over the same period in 2003 while non-interest expense declined 12%. The change in non-interest income reflects adjustment in 2004 to more normalized volumes of mortgage loans from the industry-wide record volume in 2003.
    As of September 30, 2004, total assets were $389 million, a 34% increase over the prior year. Loans held for investment grew 82% over 2003 to $277 million in 2004 while deposits grew more modestly at 10% over the prior year.

    Summary Financial Statements are enclosed.

    Access National Corporation serves as the holding company for:

    --  Access National Bank 703-871-2100

    --  Access National Mortgage Corporation 703-448-5900

    --  Access National Leasing Corporation 703-871-2100

    This press release contains "forward-looking statements" within the meaning of the federal securities laws. These statements may be identified as "may", "could", "expect", "believe", anticipate", "intend", "plan" or variations thereof. These forward-looking statements may contain information related to those matters such as the Company's intent, belief, or expectation with respect to matters such as financial performance. Such statements are necessarily based on assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company's operations and business environment, which are difficult to predict and beyond control of the company. Such risks and uncertainties could cause the actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of certain risks and uncertainties associated with forward-looking statements, please refer to then Company's Annual Report on Form 10-K and other SEC filings.



                      Access National Corporation
                        Selected Financial Data
                 (In Thousands, Except for Share Data)


                                September 30  September 30  Percent
At period end (unaudited)           2004         2003       Change
----------------------------------------------------------------------
Assets                              $389,939      $290,645    34%
Average assets (LTM)                 299,339       242,467    23%
Loans held for investment            277,040       151,855    82%
Loans held for sale                   57,310        97,537   -47%
Mortgage loan originations           593,405     1,025,314   -42%
Investment Securities                 22,554        11,649    94%
Earning assets                       379,244       274,031    38%
Deposits                             253,669       230,691    10%
Stockholders' equity                  25,477        19,131    33%
Average stockholders
 equity (LTM)                         20,992        16,855    25%
Net income this period                 1,049         1,006     4%
Net income (LTM)                       3,288         4,132   -20%
Common shares outstanding          3,950,613     3,484,500    13%
Book value                              6.45          5.49    17%
Basic earnings per share
 (average) - 3,687,695
 shares and 3,498,667
 respectively                           0.70          0.89   -22%
Diluted earnings per share -
 4,543,282 shares and
 4,371,754 shares
 respectively                           0.57          0.72   -20%
Return on average assets
 (LTM)                                  1.10%         1.70%  -36%
Return on average equity
 (LTM)                                 15.66%        24.51%  -36%
Allowance for loan losses              3,148         2,538    24%
Allowance for loan losses/
 loans held for investment              1.14%         1.67%  -32%
Non-performing assets                 $1,500        $1,091    37%
Non-performing assets to
 loans                                  0.54%         0.72%  -25%
Net charge-offs to avg.
 loans                                  0.00%         0.00%

(LTM - Last Twelve Moths)




                      Access National Corporation
                      Consolidated Balance Sheet
                                                  September   December
                                                       30        31
                                                      2004      2003
 (In Thousands)                                   (unaudited)
 ---------------------------------------------------------------------

 ASSETS
     Cash and due from banks                        $10,578    $5,808

     Interest bearing balances                       10,753       286

     Federal funds sold                               1,008         -

     Securities available for sale, at fair value    22,554    23,178

     Loans held for sale                             57,310    29,756

     Loans held for investment                      273,892   186,755
        net of allowance for loan losses of $3,148 and $2,565 respectively

     Premises, Equipment and Land                     8,807     7,994

     Other assets                                     5,037     3,303

                                                 ----------- ---------
       Total assets                                $389,939  $257,080
                                                 =========== =========

 LIABILITIES AND SHAREHOLDERS' EQUITY
 LIABILITIES
     Non-interest bearing deposits                  $91,125   $60,219

     Savings and Interest bearing deposits           45,728    28,529

     Time Deposits                                  116,817   109,436
                                                 ----------- ---------

       Total deposits                              $253,669  $198,184

     Short-Term Borrowings                           69,322    11,056

     Long-Term Borrowings                            28,054    14,964

     Trust Preferred Debt                            10,000    10,000

     Other liabilities and accrued expenses           3,417     3,120

     Commitments and contingent liabilities               -         -

                                                 ----------- ---------
       Total Liabilities                           $364,462  $237,324
                                                 =========== =========

 SHAREHOLDERS' EQUITY
     Common stock $1.67 par value; 30,000,000
      authorized;                                     6,586     5,796
     3,950,613 shares issued and outstanding

     Surplus                                          9,222     6,856

     Accumulated other comprehensive income              54        88

     Retained earnings                                9,614     7,016
                                                 ----------- ---------
       Total shareholders' equity                   $25,477   $19,756
                                                 ----------- ---------

                                                 ----------- ---------
       Total liabilities and shareholders' equity  $389,939  $257,080
                                                 =========== =========

     Note 1: Prior periods have been restated to reflect a 3 for 1 stock split 6-1-03





                      Access National Corporation
                 Consolidated Statement of Operations


                                 Three Months Nine Months Nine Months
                                       Ended     Ended       Ended
                                    9/30/2004   9/30/2004   9/30/2003

(In Thousands Except for Per Share Data)
INTEREST INCOME
 Interest and fees on
  loans                                4,517      11,937      10,045
 Interest on federal funds
  sold & bank balances                    18         109         279
 Interest on securities                  218         606         244
  Total interest income               $4,753     $12,652     $10,568
INTEREST EXPENSE
 Interest on deposits                  1,047       2,876       3,016
 Interest on other
  borrowings                             763       1,534         652
  Total interest expense              $1,810      $4,409      $3,668
  Net interest income                 $2,943      $8,242      $6,899
Provision for loan losses                212         591         499
Net interest income after
 provision for loan losses            $2,731      $7,651      $6,400
NON-INTEREST INCOME
 Service charges and fees                 20         126         206
 Fees on Loans Held For
  Sale                                 4,936      13,982      20,114
 Other Income                          2,677       6,566       6,482
  Total non-interest
   income                             $7,633     $20,674     $26,801
NON-INTEREST EXPENSE
 Salaries and benefits                 5,215      14,571      16,545
 Occupancy and equipment                 654       1,846       1,519
 Other operating expense               2,916       7,937      10,227
  Total non-interest
   expense                            $8,785     $24,355     $28,291
Income before income tax              $1,580      $3,971      $4,910
Income tax expense                       531       1,372       1,783
Net income                            $1,049      $2,599      $3,127

Basic Earnings per common
 share (Note 1)                         0.27        0.70        0.89
Weighted average common
 shares outstanding                3,950,613   3,687,695   3,498,667
Diluted earnings per
 common share                           0.22        0.57        0.72
Weighted average common
 shares outstanding                4,699,061   4,543,282   4,371,754

Note 1: Prior periods have been restated to reflect a 3 for 1 stock split 6-1-03.



    CONTACT: Access National Corporation
             Michael Clarke, 703-871-2100